UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2026

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	001-16853	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8051 Congress Avenue
Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SBAC	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry Into a Material Definitive Agreement

On July 14, 2026, SBA Communications Corporation (the “Company”) entered into an underwriting agreement with Morgan Stanley & Co. LLC, Barclays Capital Inc., Wells Fargo Securities, LLC and Goldman Sachs & Co. LLC, as Representatives for the several Underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $1,350,000,000 aggregate principal amount of its 4.875% Senior Notes due 2030, $1,350,000,000 aggregate principal amount of its 5.150% Senior Notes due 2031 and $800,000,000 aggregate principal amount of its 5.450% Senior Notes due 2033 in a registered public offering (the “Offering”) pursuant to the Company’s shelf registration statement on Form S-3 (Registration File No. 333-277527). The Company intends to use the net proceeds of the Offering to repay in full its senior secured term loan that matures on January 25, 2031 and repay in full outstanding borrowings under its senior secured revolving credit facility that matures on January 25, 2029 (the “Revolving Credit Facility”).

Relationships

The Company has previously entered into commercial financial arrangements with each of the Underwriters, and/or their respective affiliates, and each of these entities and/or its affiliates has in the past provided financial, advisory, investment banking and other services to the Company and its affiliates, including serving (1) as a lender and/or in other related capacities in connection with the Third Amended and Restated Credit Agreement, dated as of January 25, 2024, among SBA Senior Finance II LLC, the several lenders from time to time party thereto, and Toronto Dominion (Texas) LLC, as administrative agent (as amended, supplemented or modified from time to time, the “Senior Credit Agreement”) and the various term loans and Revolving Credit Facility under the Senior Credit Agreement or (2) as a book runner and/or an initial purchaser for the Company’s various series of outstanding debt instruments.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 14, 2026, among the Company and Morgan Stanley & Co. LLC, Barclays Capital Inc., Wells Fargo Securities, LLC and Goldman Sachs & Co. LLC, as Representatives for the several Underwriters

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Information Concerning Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements regarding the offering of the Offering and the intended use of the net proceeds. These forward-looking statements may be affected by risks and uncertainties in the Company’s business and market conditions. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in the Company’s SEC filings, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the SEC. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company’s. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Marc Montagner
Name:	Marc Montagner
Title:	Executive Vice President and Chief Financial Officer

Date: July 15, 2026